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70 West Madison Street
Suite 3100 Chicago Illinois
60602-4207
312.372.1121 o Fax 312.827.8000

Bell Boyd & Lloyd LLC                                THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                                   CHICAGO, ILLINOIS 60602-4207
                                                 312.372.1121  FAX 312.372-2098
CAMERON S. AVERY
DIRECT DIAL:  312 807-4302                               OFFICES IN CHICAGO
cavery@bellboyd.com                                      AND WASHINGTON, D.C.




Cameron S. Avery
312-807-4302
cavery@bellboyd.com
Direct Fax:  312-827-8033



                                            January 24, 2005


         As counsel for Columbia Funds Trust XI, formerly named Liberty-Stein Roe Funds Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-11351:

                         Date of       Date of Filing     Exhibit       to PEA
       Series            Opinion                             No.           No.
SteinRoe Stock Fund
(now named Columbia
Growth Stock Fund        12/20/87         06/25/96         10(b)          34


SteinRoe Young
 Investor Fund            02/17/94         06/25/96         10(b)          34
(now named Columbia
Young Investor Fund)

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                             BELL, BOYD & LLOYD LLC


                             By /s/ Cameron S. Avery
                             Cameron S. Avery